Exhibit 10.1
AMENDMENT TO NON-EMPLOYEE DIRECTOR
STOCK OPTION AGREEMENTS
     This AMENDMENT TO STOCK OPTION AGREEMENTS (the “Amendment”) is made and entered into effective as of May 21, 2009 by and between HCC INSURANCE HOLDINGS, INC., a Delaware corporation (the “Company”), and                                          (the “Director”).
W I T N E S S E T H :
     WHEREAS, the Company and the Director are party to (i) that certain Non-Employee Director Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan dated effective as of December 20, 2004 and (ii) that certain Non-Employee Director Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2004 Flexible Incentive Plan dated effective as of January 5, 2006 (collectively, the “Option Agreements”);
     WHEREAS, under the terms of the Option Agreements, the Director holds options to purchase the common stock of the Company as set forth on the option report attached hereto as Exhibit A;
     WHEREAS, the Company and the Director desire to amend the Option Agreements as set forth herein; and
     WHEREAS, the Compensation Committee of the Board of Directors has approved the amendment of the Option Agreements as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:
     1. Amendments.
     (a) Section 6(a) of each Option Agreement is amended by deleting the words “within sixty (60) days after the termination of such employment or, if shorter, during the unexpired term of this option,” and replacing them with “during the unexpired term of this option.”
     (b) Section 6(c) of each Option Agreement is amended by deleting the words “within thirty (30) days after the termination of service or, if shorter, during the unexpired term of this option,” and replacing them with “during the unexpired term of this option.”
     2. Ratification. Except as expressly provided herein, all other terms and conditions of the Option Agreements remain unchanged, and as expressly amended hereby, the Option Agreements are ratified and confirmed in all respects and shall remain in full force and effect.

HCC Insurance Holdings, Inc.

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